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                                    EXHIBIT A

                         WAVETECH, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET

                           APRIL 11, 1996 (UNAUDITED)

                                   -----------

                                     ASSETS

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
                                                               April 11,
                                                                 1996
                                                             -------------
Current assets:
         Cash and Cash equivalents                           $1,617,402.81
         Other Current Assets                                     4,397.69
                                                             -------------
                  Total Current Assets                        1,621,800.50
Property and equipment, net                                     535,049.06
Other Assets:
         Deposits                                                64,717.93
         Other Assets                                            12,100.00
                                                            --------------
                  Total Other Assets                             76,817.93
                                                             -------------
                  Total Assets                               $2,233,667.49
                                                             =============

                      LIABILTIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
         Accounts payable and accrued expenses               $   97,486.14
         Capital Leases                                          14,979.92
         Notes payable, current                                  53,638.86
                                                             -------------
                  Total Current Liabilities                     166,104.92
                                                             -------------
Stockholders' equity:
         Common stock, par value $.001 per share;             1,503,015.58
         50,000,000 shares authorized, and
         12,509,246 shares issued and outstanding
Additional paid in capital                                    2,739,791.87
Retained earnings (accumulated deficit)                      (2,175,244.88)
                                                             -------------
         Total stockholders' equity (deficit)                 2,067,562.57
                                                             -------------
         Total liabilities and stockholders' equity          $2,233,667.49
                                                             =============
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